EXHIBIT 10.14

STOCK PURCHASE AGREEMENT

This Agreement (the “Agreement”), dated as of July 24, 2014, is by and between SofTech, Inc., a Massachusetts corporation (“SofTech”), and Greenleaf Capital, Inc., a Michigan corporation (the “Seller”).

WHEREAS, the Seller owns 101,411 shares of common stock, par value $0.10 per share (the “Shares”), of SofTech, and SofTech desires to repurchase all of those shares.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, agreements and terms and conditions contained herein and intending to be legally bound, the parties hereto agree as follows:

Section 1.

Purchase and Sale of Common Stock

(a)

Purchase. On the terms and subject to the conditions set forth in this Agreement, SofTech shall purchase the Shares from the Seller, and the Seller shall sell the Shares to SofTech, for $0.37 per Share, constituting an aggregate purchase price equal to $37,522.07 (the “Purchase Price”).

(b)

Closing. Within five business days of the execution of this Agreement, or such other date as agreed to in writing by the parties hereto (the “Closing Date”), and subject to the receipt by SofTech of the written consent of Prides Crossing Capital, L.P. and Prides Crossing Capital-A, L.P. to the purchase of the Shares, SofTech shall pay and deliver to Seller the Purchase Price by wire transfer of immediately available funds in accordance with the wire instructions provided by the Seller, and the Seller shall transfer the Shares to a book entry account designated by SofTech, or in such other manner as agreed to in writing by the parties hereto.

Section 2.

Representations, Warranties and Agreements

(a)

SofTech, as one party, and the Seller, as the other party, hereby make the following representations and warranties to each other:

(i)

It has the full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby.

(ii)

This Agreement is a valid and binding agreement, enforceable against such party in accordance with its terms, subject to bankruptcy and similar laws and to equitable principles.

(b)

The Seller hereby represents and warrants to SofTech that:

(i)

Such Seller has good and valid title to the Shares, free and clear of all liens, encumbrances or claims.

(ii)

Upon delivery of the Shares to be sold by the Seller, payment therefor pursuant hereto and assuming SofTech has no notice of any “adverse claim” (within the meaning of Section 8-102 of the Uniform Commercial Code (the “UCC”)) (x) SofTech shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, and (y) under Section 8-501 of the UCC, SofTech will acquire good and valid title and a valid security entitlement in respect of such Shares free of any “adverse claims” (within the meaning of Section 8-102 of the UCC).

(iii)

The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, or (y) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property or assets of such Seller.

(iv)

Except for filings by the Seller under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be applicable, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Seller or the property or assets of the Seller is required for the execution, delivery and performance of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

(v)

Seller represents that it has not conducted any general solicitation for offerees with respect to the Shares.

Section 3

General Release and Nondisparagement

(a)

General Release by Seller. Seller hereby releases, acquits, satisfies and forever discharges SofTech, and all of SofTech’s current and former officers, directors, employees, agents, representatives, predecessors, successors, investors, partners, affiliates, vendors, customers and insurers (and each of their respective heirs, successors and descendants) from any and all claims, demands, liabilities, promises, contracts, suits, debts, covenants, controversies, agreements and causes of action of any kind whatsoever, whether now known or unknown, whether currently existing or that will arise in the future, arising out of or relating to actions or failures to act from the beginning of time through the date of this Agreement.

(b)

Nondisparagement by Seller. Seller agrees not to make or publish disparaging statements of any kind (whether written or oral) regarding SofTech, its subsidiaries, related and affiliated companies and entities, or their respective present or past shareholders, directors, officers, or employees.

(c)

General Release by SofTech. SofTech hereby releases, acquits, satisfies and forever discharges Seller, and all of Seller’s current and former officers, directors, employees, agents, representatives, trustees, predecessors, successors, investors, partners, affiliates, vendors, customers and insurers (and each of their respective heirs, successors and descendants) from any and all claims, demands, liabilities, promises, contracts, suits, debts, covenants, controversies, agreements and causes of action of any kind whatsoever, whether now known or unknown, whether currently existing or that will arise in the future, arising out of or relating to actions or failures to act from the beginning of time through the date of this Agreement.

(d)

Nondisparagement by SofTech. SofTech agrees not to make or publish disparaging statements of any kind (whether written or oral) regarding Seller, related and affiliated companies and entities, or their respective present or past shareholders, directors, officers, or employees.

Section 4

Miscellaneous

(a)

Termination of Stockholder’s Agreement. The parties acknowledge and agree that as a result of Seller’s sale of the Remaining Shares to SofTech, the Stockholders Agreement dated March 8, 2011 is terminated as are all proxies delivered by Seller pursuant to the Stockholders Agreement.

(b)

Further Assurances. Each party hereto shall properly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purposes and intent of this Agreement.

(c)

Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (i) when delivery is made or refused if delivered personally, (ii) upon successful written confirmation of facsimile transmission (with subsequent letter confirmation by any other method permitted under this Section), (iii) the next business day, if by overnight courier, and/or (iv) five days after being mailed by certified or registered mail, postage prepaid, return receipt requested, in each case, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Seller:

Greenleaf Capital, Inc.

100 West Michigan Avenue, Suite 300

Kalamazoo, MI 49007

Attention: Michael Elliston

Tel: (269) 553-6924

Fax: (269) 492-6831

SofTech/Greenleaf

Stock Purchase Agreement

(Remaining Shares)

With a copy to:

Lake, Waldorf & Schau, PLC

141 E. Michigan Avenue, Suite 600

Kalamazoo, Michigan 49007

Attention: Jordan R. Schau

Tel: (269) 382-5440

Fax: (269) 382-3508

If to SofTech:

SofTech, Inc.

650 Suffolk Street, Suite 415

Lowell, MA 01854

Attention: Joseph P. Mullaney, Chief Executive Officer

Tel: (978) 513-2730

Fax: (978) 458-4096

With a copy to:

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, MA 02199

Attention: Matthew J. Gardella, Esq.

Tel: (617) 239-0789

Fax: (866) 955-8776

(d)

Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of the other parties hereto.

(e)

Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Massachusetts.

(f)

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any delivery of an executed counterpart of this Agreement (or counterpart signature page) by facsimile or electronic mail in PDF format shall be as effective as delivery of a manually executed counterpart (or counterpart signature page) of this Agreement.

(g)

Complete Agreement. This Agreement is an integrated agreement containing the entire agreement, and all representations, warranties, covenants and understandings, between the parties hereto with respect to the subject matter hereof and shall supersede all previous and all contemporaneous oral or written negotiations, commitments or understandings. Except as specifically set forth in this Agreement, neither the Seller nor SofTech makes any representation, warranty, covenant or undertaking with respect to the subject matter hereof.

(h)

Modifications, Amendments and Waiver. This Agreement may be modified, amended or otherwise supplemented or terminated only by a writing signed by each of the parties to this Agreement. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

(i)

Third Party Beneficiaries. There are no third party beneficiaries under this Agreement.

SofTech/Greenleaf

Stock Purchase Agreement

(Remaining Shares)

(j)

Expenses. Each party hereto shall bear its own costs and expenses, including, without limitation attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(k)

Confidentiality. Seller agrees to keep the existence and subject matter of this Agreement confidential and not disclose it, unless required by law (in which case the Seller shall give the other party advance notice and opportunity to review the disclosure, and consider in good faith any reasonable comments thereto). Specifically, the Seller agrees to use reasonable efforts to provide SofTech with at least one business day to review any proposed disclosure relating to this Agreement and/or any sale of the Shares contemplated hereby in any filing by Seller under Section 13 and Section 16 of the Exchange Act (e.g., amendment of a Schedule 13G or Form 4).

[Remainder of Page Left Intentionally Blank]

SofTech/Greenleaf

Stock Purchase Agreement

(Remaining Shares)

IN WITNESS WHEREOF, each of SofTech and the Seller has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

SOFTECH, INC.

By: /s/ Joseph P. Mullaney

Name: Joseph P. Mullaney

Title: Chief Executive Officer

[First Signature Page to the Stock Purchase Agreement]

SofTech/Greenleaf

Stock Purchase Agreement

(Remaining Shares)

SELLER:

GREENLEAF CAPITAL, INC.

/s/ Michael D. Elliston

Name: Michael D. Elliston

Title: Chief Financial Officer

[Second and Final Signature Page to the Stock Purchase Agreement]